QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Eon Labs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April     , 2004

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders (the "2004 Annual Meeting") of Eon Labs, Inc. (the "Company"), which will be held at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, on May 28, 2004 at 10:00 a.m., local time. All holders of the Company's outstanding common stock as of the close of business on April 1, 2004 are entitled to vote at the 2004 Annual Meeting. Enclosed are the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy and 2003 Annual Report to Stockholders.

We hope you will be able to attend the 2004 Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the 2004 Annual Meeting.

Sincerely,

William F. Holt
Secretary

EON LABS, INC.
227-15 North Conduit Avenue
Laurelton, New York 11413

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2004

To the Stockholders of Eon Labs, Inc.:

Notice is hereby given that our 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting") will be held at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, on May 28, 2004 at 10:00 a.m., local time, for the following purposes:

  1.
  To elect one Class II director to serve until the Company's 2007 Annual Meeting of Stockholders;

  2.
  To approve an amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 70,000,000 shares to 100,000,000 shares;

  3.
  To ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

  4.
  To transact such other business as may properly come before the 2004 Annual Meeting or any adjournments or postponements thereof.

All stockholders of record at the close of business on April 1, 2004 are entitled to notice of, and to vote at, the 2004 Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure that your shares are represented at the 2004 Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your stock certificate(s). You may revoke your proxy at any time before it is voted at the 2004 Annual Meeting. If you attend the 2004 Annual Meeting, you may vote your shares in person even if you have returned a proxy.

By order of the Board of Directors,

Laurelton, New York April , 2004	William F. Holt Secretary

EON LABS, INC.
227-15 North Conduit Avenue
Laurelton, New York 11413

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 28, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Eon Labs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, May 28, 2004, at 10:00 a.m. local time (the "2004 Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2004 Annual Meeting will be held at The Westin New York at Times Square, 270 West 43rd Street, New York, New York. The Company intends to mail the Company's annual report and this proxy statement and accompanying form of proxy on or about April 27, 2004 to all stockholders entitled to vote at the 2004 Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of the Company's common stock, par value $.01 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock at the close of business on April 1, 2004 (the "Record Date") will be entitled to notice of and to vote at the 2004 Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 44,385,648 shares of Common Stock. Each holder of record of Common Stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

        In accordance with Delaware law (under which the Company is organized) and the Company's restated bylaws (the "Bylaws"), the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2004 Annual Meeting is necessary to constitute a quorum, which is required before any action can be taken at the 2004 Annual Meeting. Abstentions and broker non-votes will be counted as votes that are present and entitled to vote for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote is represented at the 2004 Annual Meeting, a majority of the shares so represented may adjourn the 2004 Annual Meeting to another date, time or place.

        Abstentions will be considered as shares present and entitled to vote at the 2004 Annual Meeting and will be counted as votes cast at the 2004 Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes "for" or "against" any matter subject to the abstention or the votes withheld. Broker non-votes will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

        If a quorum is present at the 2004 Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the 2004 Annual Meeting:

  •
  The nominee for director with the most affirmative votes cast by proxy or in person at the 2004 Annual Meeting will be elected as director. Abstentions and broker non-votes will not affect the outcome of director elections.

  •
  Approval of Proposal 2 requires the affirmative vote of a majority of the shares entitled to vote at the 2004 Annual Meeting. Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the vote regarding any other proposal.

  •
  Other proposals shall be approved by a majority of the shares present, in person or by proxy, and entitled to vote at the 2004 Annual Meeting. Abstentions will have the same effect as a negative vote, but broker non-votes will have no effect on the vote regarding any other proposal.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 227-15 North Conduit Avenue, Laurelton, New York 11413, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the 2004 Annual Meeting and voting in person. Attendance at the 2004 Annual Meeting will not, by itself, revoke a proxy.

Householding of Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or the Company's annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: Eon Labs, Inc., 227-15 North Conduit Avenue, Laurelton, New York 11413, phone: (718) 276-8600, Attention: Christopher P. LoSardo, Director of Communications. If you want to receive separate copies of the Company's annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class of the same or nearly the same number of directors and each elected for a three-year term, with the term of Class II directors expiring at the 2004 Annual Meeting, the term of Class III directors expiring at the Annual Meeting of Stockholders held in 2005 (the "2005 Annual Meeting") and the term of Class I directors expiring at the Annual Meeting of Stockholders held in 2006.

        The term of the Class II director, Thomas Strüngmann, Ph.D., will expire at the 2004 Annual Meeting.

        The current Class II director has been nominated for re-election. If elected at the 2004 Annual Meeting, the nominee would serve until the 2007 Annual Meeting of Stockholders or until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. The person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that he will be unable to serve. In the event that such nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may recommend.

        Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the 2004 Annual Meeting.

Nominee for Election for Class II Director

        Thomas Strüngmann, Ph.D.    (age 54) has served as the Company's Chairman of the Board since September 1995. Dr. Strüngmann co-founded Hexal AG in 1986 and has served as its Co-Chief Executive Officer and Co-President since then. Dr. Strüngmann served as Chief Executive Officer of Durachemie GmbH from April 1979 to May 1986. Dr. Strüngmann received a B.S. degree in economics from the University of Munich and a Ph.D. from the University of Augsburg, Germany.

        The nominee for director with the most affirmative votes cast by proxy or in person at the 2004 Annual Meeting will be elected as director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF THE NOMINEE LISTED ABOVE.

Class III Directors Continuing in Office

        Bernhard Hampl, Ph.D.    (age 54) has served as the Company's Chief Executive Officer since October 1995 and a Director since September 1995. In January 1996, Dr. Hampl became the Company's President. From May 1995 to October 1995, Dr. Hampl was employed by Hexal AG to evaluate the possibility of establishing a U.S. subsidiary. From April 1980 until May 1995, Dr. Hampl held various positions with both Cyanamid GmbH and its business unit Durachemie GmbH, including Department Head of Research and Development, where he was responsible for research and development activities in Germany for the medical, agricultural and veterinary business of Cyanamid GmbH; Technical Director, where he was responsible for quality, manufacturing, logistics, research and development; and Plant Director. Dr. Hampl was significantly involved in an internal task force formed to restructure the European operations of Cyanamid GmbH. Dr. Hampl received his Bachelor's Degree in Pharmaceutical Sciences and a Ph.D. in Pharmaceutical Chemistry from Ludwig Maximillian University of Munich.

        Mark R. Patterson (age 52) has been a director since October 2002. Mr. Patterson has served as the Chairman of MatlinPatterson Global Advisers LLC, which manages $2.8 billion in distressed investment funds, since July 2002. From March 1994 to July 2002, he was a Managing Director of Credit Suisse First Boston Corporation, and served as its Vice Chairman from 2000 to 2002. In addition to the Company, Mr. Patterson is on the Board of Oxford Automotive, Inc. and NRG Energy, Inc. Mr. Patterson received degrees in law and economics from South Africa's Stellenbosch University and an MBA from New York University's Stern School of Business.

Class I Directors Continuing in Office

        Frank F. Beelitz (age 60) has been a director since February 2002. Mr. Beelitz has been the General Partner of Beelitz & Cie, an investment banking advisory firm, since July 2000. Mr. Beelitz was a Managing Director of Lehman Brothers Inc. and was a member of the management board and co-head of Lehman Brothers Bankhaus AG from July 1993 to July 2000. Prior to joining Lehman Brothers Inc., Mr. Beelitz was a Managing Director with Salomon Brothers Inc. and a member of the management board and co-head of Salomon Brothers AG for seven years. Mr. Beelitz received a degree in banking from Bethmann Schule and received a Certificat d'Etudes Francaises from the Université de Grenoble, France.

        Douglas M. Karp (age 48) has been a director since October 2002. Mr. Karp has been the Managing Partner and Co-Chief Executive Officer of Tailwind Capital Partners (and its predecessor Thomas Weisel Capital Partners) since April 2003. Mr. Karp was the Managing Partner of Pacific Partners LLC, a private equity and advisory firm focused on communications, media and technology companies, from August 2000 until April 2003. Prior to joining Pacific Partners, Mr. Karp was a Managing Director and member of the Operating Committee at E.M. Warburg Pincus & Co., LLC where he was responsible for a private equity portfolio of approximately $14 billion and focused on communications and media companies and financial restructurings from May 1991 to August 2000. Prior to joining Warburg, he served as a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from October 1986 to May 1991. In addition to the Company, Mr. Karp serves on the Board of Primus Telecommunications Group, Inc., and several private companies. Mr. Karp received a B.A. degree from Yale University and a J.D. from Harvard Law School.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION

        The Board of Directors has unanimously approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock from 70,000,000 shares to 100,000,000 shares (the "Amendment"). The Amendment reads in its entirety as follows:

          "Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, par value $.01 ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $.01 ("Preferred Stock")."

        If the Amendment is approved by the stockholders of the Company, the Board intends to file a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware in accordance with the Amendment. Unless otherwise required by applicable law or regulation, the Board would then have the power, without soliciting stockholder approval, to issue additional authorized shares, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board in its discretion may determine. The future issuance by the Company of shares of Common Stock may dilute the equity ownership position of current stockholders of the Company.

        The Board is recommending that the Company's stockholders approve the Amendment primarily to fund a two-for-one stock split (in the form of a 100% stock dividend) of the Company's Common Stock. In this regard, the Board has approved the distribution, after the Certificate of Amendment is filed with the Secretary of State of Delaware, of a dividend of one share of Common Stock for each share of Common Stock outstanding as of the close of business on May 17, 2004 (the "Stock Dividend"). The date of distribution of the Stock Dividend is expected to be on or about June 1, 2004. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this Proxy Statement. The Company has no current plans to issue additional shares of Common Stock other than pursuant to the Stock Dividend and the Company's 2001 Stock Option Plan and 2003 Stock Incentive Plan, under which shares of Common Stock are reserved.

        Approval of the Amendment requires the affirmative vote of a majority of the shares entitled to vote at the 2004 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2004 Annual Meeting. PwC has served as the Company's independent auditors since the Company's inception in April 1992.

        If the stockholders fail to ratify the selection of PwC as the Company's independent auditors, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        Representatives of PwC are expected to be present at the 2004 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

        Approval of the proposal requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the 2004 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

CORPORATE GOVERNANCE

Board of Directors

        The Company's Board of Directors is comprised of Drs. Hampl and Strüngmann and Messrs. Beelitz, Karp and Patterson. The Board has determined that Messrs. Beelitz, Karp and Patterson are independent as defined by applicable listing standards of the National Association of Securities Dealers, Inc. (the "NASD") and the standards set forth by the Securities and Exchange Commission (the "Commission").

        The Board of Directors met five times in 2003. No incumbent director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member. Although the Company has no formal meeting attendance policy, it is the expectation of the Company that all Board members attend every Board meeting and the meetings of the committees on which they sit, unless special circumstances require they be excused. Last year, three Directors attended the Company's 2003 Annual Meeting of Stockholders.

        Stockholders may communicate with an individual Director or the Board as whole via mail addressed to: c/o Eon Labs, Inc., 227-15 North Conduit Avenue, Laurelton, New York 11413, Attention: Christopher P. LoSardo. Communications so received will be forwarded to the Board.

Board Committees and Meetings

        The Board has designated two committees: the Audit Committee and the Compensation Committee. In 2003, the Audit Committee met five times and the Compensation Committee met two times and took one action by written consent.

        Messrs. Beelitz, Karp and Patterson comprise the Audit Committee. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to the Company's annual audit, accounting policies, financial reporting, transactions with affiliates and internal control over financial reporting.

        Drs. Hampl and Strüngmann and Messrs. Karp and Patterson comprise the Compensation Committee. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the employees of the Company (including compensation of the Chief Executive, executive officers, and Board members), as well as make recommendations regarding of issuance of stock options under the Company's 2001 Stock Option Plan and 2003 Stock Incentive Plan (collectively, the "Stock Option Plans") and such other incentive compensation plans as may be adopted in the future by the Option Committee of the Compensation Committee.

        Messrs. Karp and Patterson comprise the Option Committee of the Compensation Committee. This committee is empowered to administer the Company's Stock Option Plans and to grant options and other stock-based awards under the Stock Option Plans. In 2003, the Option Committee met one time.

        The Company does not have a separate nominating committee because, under NASD rules, a controlled company is not required to establish a separate nominating committee. The Company is a controlled company because more than 50% of the Company's voting power is held by Santo Holding (Deutschland) GmbH ("Santo"). Director nominees are selected by the entire Board in connection with recommendations received from Board members and in accordance with the Company's Restated Certificate of Incorporation. The Board does not have a formal charter or process for identifying and evaluating director nominees, nor does it have specific minimum qualifications that nominees must meet. The Board believes that it is appropriate for director nominees to be evaluated by the Board on a case by case basis. Stockholders may nominate candidates for director by following the procedures described in the Bylaws and any such nominees will be considered and evaluated in the same manner as those nominated by the Board.

Audit Committee Report

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

        The Audit Committee currently consists of three members of the Company's Board of Directors, each of whom is independent of the Company and its management, as defined by the NASD listing standards and the standards set forth by the Commission. The Board of Directors has determined that each member of the Audit Committee is an audit committee financial expert, as defined by applicable Commission guidelines, having attained such expertise through the education and experience discussed in the respective member's biographical information under "Election of Directors." In February 2004, the Board of Directors restated the Audit Committee's charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities. A copy of the restated charter is attached to this proxy statement as Appendix A.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 (the "Year 2003 Audited Financial Statements") with the Company's management and with PwC, the Company's independent auditors. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of PwC and has concluded that the independence of PwC is not compromised by the performance of such services.

        Based on the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the Year 2003 Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission.

Audit Committee Frank F. Beelitz, Chairman Douglas M. Karp Mark R. Patterson

Independent Auditor Fees

Audit Fees

        Fees for the 2003 and 2002 annual audit and the reviews of the 2003 and 2002 Forms 10-Q were $568,308 (of which an aggregate of $243,308 was billed through December 31, 2003) and $476,541, respectively.

Audit-related Fees

        Audit-related fees for the calendar year 2003 were $26,875, which consisted of the audit of the Company's Savings Incentive Plan.

        Audit-related fees for the calendar year 2002 were $707,383, which consisted of $682,000 of audit and other services provided in connection with the Company's initial public offering completed in June 2002, and $25,383 for the audit of the Company's Savings Incentive Plan.

Tax Fees

        During 2003 and 2002, PwC billed the Company an aggregate of $393,280 and $290,271, respectively, in tax fees, which primarily related to services involving corporate tax planning, assistance with the preparation of returns and tax consultations.

All Other Fees

        During 2003 and 2002, PwC did not bill the Company for other fees.

        Representatives of PwC are expected to be present at the 2004 Annual Meeting. At the 2004 Annual Meeting, representatives of PwC will have the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions from stockholders.

Compensation Committee Report

        The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

        Since October 2002, the Compensation Committee has set the compensation packages for each of the Company's executive officers. In addition, the Committee reviews and approves salaries for the remainder of the Company's officers, cash incentives for all employees, general compensation policies and makes recommendations regarding the grant of stock options to the Option Committee. The Committee is comprised of four members, three of whom are outside directors. The fourth member of the Committee is the Company's Chief Executive Officer, Bernhard Hampl, Ph.D., who excuses himself from discussions and abstains from voting with respect to matters relating to his compensation. Prior to October 2002, the functions of the Compensation Committee were performed by the Board of Directors.

Compensation Philosophy

        Generally, the Compensation Committee seeks to provide a compensation package to the Company's executive officers that is competitive and intended to retain and motivate such executive officers. In structuring these compensation packages, the Compensation Committee attempts to integrate the compensation of the Company's executive officers with corporate performance in order to better align interests of management with the interests of stockholders. Specifically, the Compensation Committee's philosophy is to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible.

        In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

  •
  total compensation of executive officers in relation to Company performance;

  •
  long-term incentive compensation, which, in the case of awards granted under the Company's stock incentive plans, must also be approved by the Option Committee of the Compensation Committee; and

  •
  cash bonuses to motivate and retain high quality executive officers.

        The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and stock options. Because the Company's compensation plan involves incentives that are contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of similarly situated officers of competitors.

        The key components of the Company's executive compensation program are described below:

Base Salary

        Base salaries for the Company's executive officers (except for the Company's Vice President, Sales and Marketing, Frank J. Della Fera, its Vice President, Research and Development, Nitin V. Sheth, Ph.D., and its Vice President, Manufacturing, Rathnam Kumar) are established pursuant to individual employment agreements entered into as of February 11, 2002 by the Company with such executive officers, each of which agreements expire on February 11, 2005. Each employment agreement was approved by the Board of Directors. In determining base salaries for the executive officers, the Board of Directors considered (i) the level of such officer's responsibility, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company's best interests, (vi) salaries paid by competitive companies to officers in similar positions and (vii) base compensation paid to other Company executives. While these subjective factors were integrated with other objective factors, including the Company's net income and growth, the overall assessment was primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer. Each of the base salaries for Messrs. Della Fera and Kumar and Dr. Sheth is established by the Compensation Committee based on the same considerations used in determining the base salaries for the Company's other executive officers. The base salaries for the Company's executive officers may be increased at the discretion of the Compensation Committee.

Bonuses

        The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company's achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company are eligible to receive a cash bonus based on certain criteria. The Committee used the following criteria to determine the amount of cash awards for individual officers in 2003: (i) the officer's level of competence; (ii) the officer's importance to the Company; (iii) the officer's level of responsibility; and (iv) the officer's contribution to the Company's growth and success in 2003.

Stock Option Incentive Plans

        The Company relies primarily upon stock option awards to provide long-term incentives for executives and to align executives' incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. Subject to general limits prescribed by the Company's Stock Option Plans, the Option Committee, as administrator of the plans, has the authority to determine the individuals to whom stock option awards will be granted, the terms of the awards and the number of shares subject to each award. The size of any particular stock option award, the terms of the awards and the number of shares subject to each award are based upon the executive's position and the executive's individual performance during the evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, executives benefit under a stock option award only if the value of the Common Stock increases.

        The Compensation Committee believes that executives with stock options awards are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. For this reason, the Company uses stock options as its predominant long-term incentive program.

Other Benefits

        The Company's executives are also entitled to participate in the Company's employee benefits program offered to non-union employees including a group medical plan, and the Company's 401(k) plan. The Company makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer Compensation

        The Compensation Committee's basis for compensation of the Chief Executive Officer is based on the compensation philosophy discussed above. Dr. Hampl participates in the same executive compensation plans available to the other executive officers. For 2003, Dr. Hampl's base salary was established pursuant to the employment agreement entered into as of February 11, 2002 by the Company with Dr. Hampl, which agreement expires on February 11, 2005. The base salary was agreed upon in light of the Board of Directors' assessment of the Company's performance and accomplishments, as well as the position of Dr. Hampl in the Company and the nature of his responsibilities and contributions. The Board of Directors considered the performance of Dr. Hampl in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Board of Directors also considered the Company's performance relative to its peers and competitors in the industry in evaluating the base salary payable to Dr. Hampl.

Federal Income Tax Deductibility Limitations

        The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Compensation Committee Thomas Strüngmann, Ph.D., Chairman Bernhard Hampl, Ph.D. Douglas M. Karp Mark R. Patterson

Code of Conduct

        The Company has adopted a Code of Conduct, as defined under Commission rules, which is applicable to all of its directors, officers and employees. The Code of Conduct can be found on the Company's web site at www.eonlabs.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

        The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of April 1, 2004 for:

  •
  each person known by the Company to beneficially own more than 5% of Common Stock;

  •
  each of the Company's directors;

  •
  the Company's chief executive officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (referred to herein as "Named Executive Officers"); and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2004 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.

        Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 44,385,648 shares of Common Stock outstanding on April 1, 2004.

Number of Shares Beneficially Owned on April 1, 2004

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
Stockholders Owning Approximately 5% or More
Santo Holding (Deutschland) GmbH Königstrasse la 70173 Stuttgart, Germany	30,000,000	67.6
Thomas Strüngmann, Ph.D.(1) Industriestrasse 25, 83607 Holzkirchen, Germany	30,068,561	67.7
Andreas Strüngmann, M.D.(2) Industriestrasse 25, 83607 Holzkirchen, Germany	30,068,561	67.7
Directors and Named Executive Officers(3)
Bernhard Hampl, Ph.D.(4)	563,000	1.3
Thomas Strüngmann, Ph.D.(1)	30,068,561	67.7
William F. Holt(4)	217,500	*
Frank J. Della Fera, R.Ph.(4)	57,000	*
Jeffrey S. Bauer, Ph.D.	—	*
Sadie M. Ciganek (4)	9,400	*
Frank F. Beelitz (4), (5)	12,000	*
Douglas M. Karp (4), (5)	12,000	*
Mark R. Patterson (4), (5)	23,500	*
All of the Company's executive officers and directors as a group (15 persons)	30,976,361	68.4

*
Represents beneficial ownership of less than one percent of Common Stock.

(1)
Includes 30,000,000 shares held by Santo and 68,651 shares held by Hexal AG. By virtue of his control of Santo and Hexal AG, Thomas Strüngmann, Ph.D. may be deemed to be a beneficial owner of all shares held by Santo and Hexal AG. Dr. Thomas Strüngmann disclaims beneficial ownership of these shares.

(2)
Includes 30,000,000 shares held by Santo and 68,651 shares held by Hexal AG. By virtue of his control of Santo and Hexal AG, Andreas Strüngmann, M.D. may be deemed to be a beneficial owner of all shares held by Santo and Hexal AG. Dr. Andreas Strüngmann disclaims beneficial ownership of these shares.

(3)
Unless otherwise indicated, the address of each director and named executive officer is c/o Eon Labs, Inc., 227-15 North Conduit Avenue, Laurelton, New York 11413.

(4)
Issuable upon exercise of options granted under the Company's 2001 Stock Option Plan that are vested and exercisable within 60 days of April 1, 2004.

(5)
Issuable upon exercise of options granted under the Company's 2003 Stock Incentive Plan that are vested and exercisable within 60 days of April 1, 2004. Includes 11,500 shares Mr. Patterson purchased on the open market.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth summary information concerning the total compensation awarded to or earned in the years ended December 31, 2003, 2002 and 2001 by each of the Named Executive Officers.

		Annual Compensation
							Long-Term Compensation
				Bonus Earned in 2003, Paid in 2004 ($)
Name and Principal Position	Year	Paid Salary ($)			All Other Compensation ($)(1)		Securities Underlying Options / SARs (#)
Bernhard Hampl, Ph.D., President and Chief Executive Officer	2003 2002 2001	313,343 298,154 281,685		1,250,000 1,000,000 450,000	6,000 5,500 5,100		65,000 60,000 748,500	(2)
William F. Holt, Vice President, Finance, Secretary, Treasurer and Chief Financial Officer	2003 2002 2001	199,190 177,077 168,708		350,000 330,000 95,000	6,000 5,500 5,100		40,000 35,000 325,500	(2)
Frank J. Della Fera, R.Ph., Vice President, Sales and Marketing	2003 2002 2001	200,930 181,962 172,708		200,000 185,000 110,000	6,000 5,500 5,100		40,000 35,000 300,000	(2)
Jeffrey S. Bauer, Ph.D., Vice President, Business Development	2003 2002 2001	177,520 169,424 3,173	(4)	190,000 70,000 —	6,000 25,500 —	(3)	25,000 50,000 —
Sadie M. Ciganek, Vice President, Regulatory Affairs	2003 2002 2001	179,887 153,500 137,816		75,000 70,000 45,000	6,000 4,581 4,995		25,000 20,000 87,000	(2)

(1)
Unless otherwise noted, consists of contributions to the Named Executive Officer's 401(k) account.

(2)
Securities underlying options granted in 2001 reflect the number of shares of common stock underlying options that were issued upon conversion of the Company's SAR Plan to a Stock Option Plan as of September 30, 2001. No other options were granted to the Company's Named Executive Officers in 2001.

(3)
Consists of relocation reimbursement expenses.

(4)
Dr. Bauer joined the Company in December 2001.

Stock Option Grants Table

        The following table sets forth certain information concerning individual grants of Options to purchase Common Stock made to the Named Executive Officers during 2003. These figures do not represent the Company's estimate or projection of future Common Stock prices.

	Stock Option Grants in 2003 Individual Grants
		Percentage of Total Options Granted to Employees in 2003(%)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
Bernhard Hampl, Ph.D.	65,000	11.5968	35.01	09/07/2013	1,430,649	3,625,259
William F. Holt	40,000	7.1365	35.01	09/07/2013	880,399	2,230,929
Frank J. Della Fera, R.Ph.	40,000	7.1365	35.01	09/07/2013	880,399	2,230,929
Jeffrey S. Bauer, Ph.D.	25,000	4.4603	35.01	09/07/2013	550,249	1,394,330
Sadie M. Ciganek	25,000	4.4603	35.01	09/07/2013	550,249	1,394,330

Aggregate Stock Option Exercise Table

        The following table sets forth information regarding the exercise of Options by the Named Executive Officers during 2003. The table also shows the number and value of unexercised Options held by the Named Executive Officers as of December 31, 2003. The values of unexercised Options are based on a fair market value of $50.95 per share on December 31, 2003.

Year End Option Values

			Number of Securities Underlying Options at December 31, 2003 (#)		Value of Unexercised In-The-Money Options at December 31, 2003($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bernhard Hampl, Ph.D.	50,000	1,637,100	613,000	150,500	30,303,167	4,437,575
William F. Holt	—	—	267,500	83,000	13,212,619	2,285,950
Frank J. Della Fera, R.Ph.	65,000	1,996,800	92,000	83,000	4,403,650	2,285,950
Jeffrey S. Bauer, Ph.D.	—	—	10,000	65,000	314,900	1,658,100
Sadie M. Ciganek	—	—	9,400	46,400	394,590	1,185,490

(1)
The values realized are based on the fair market value of the Common Stock on the date of exercise less the Option exercise price.

(2)
The values are based on the fair market value of the Common Stock on December 31, 2003, less the applicable Option exercise price.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2003, regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	2,158,990	13.8322	1,028,600	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,158,990	13.8322	1,028,600

(1)
Includes the Company's 2001 Stock Option Plan, which was approved by the Company's stockholders prior to its initial public offering, and the Company's 2003 Stock Incentive Plan, which was approved by the Company's stockholders at the 2003 Annual Meeting.

(2)
Consists of 28,600 options available for future issuance under the Company's 2001 Stock Option Plan and 1,000,000 options available for future issuance under the Company's 2003 Stock Incentive Plan.

Stock Option Plans

        The Company's 2001 Stock Option Plan provides for the granting of nonqualified stock options (options which are not tax-qualified under Section 422 of the Code) to the Company's employees, directors, consultants and advisors, and employees, directors, consultants and advisors of its affiliates of up to 3,000,000 options (which amount is adjustable upon the occurrence of certain events) to purchase the Company's Common Stock, of which 28,600 options are available for future grants as of December 31, 2003.

        At the Company's Annual Meeting of Stockholders held on May 15, 2003, the Company's 2003 Stock Incentive Plan was approved by the stockholders, making available the issuance of a maximum of 1,000,000 options to purchase the Company's Common Stock, provided that no more than 200,000 options to purchase shares of Common Stock be issued to any one person pursuant to awards of options or stock appreciation rights during any one year. At December 31, 2003, there were no options granted under the 2003 Stock Incentive Plan. Options granted under the plans are generally exercisable for up to ten years following the date of grant.

        The Option Committee of the Compensation Committee administrates both the 2001 Stock Option Plan and the 2003 Stock Incentive Plan. Pursuant to the terms of the plans, the exercise price for options granted thereunder will not be less than 100% of the fair market value of a share on the date of grant unless the Option Committee in its discretion and due to special circumstances determines otherwise. Options under the plans are generally granted for a ten-year term, but may terminate earlier if the option holder's employment with the Company terminates before the end of such ten-year period. In the event of a change in control, the Option Committee, in its discretion, may provide that all outstanding options granted will immediately vest.

Director Compensation

        Directors who are not employed by the Company receive $4,000 for each board meeting attended and $2,500 for each committee meeting held on a date different than a board meeting. The Company also reimburses directors for reasonable expenses in connection with attending Company board and committee meetings. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, was comprised during the year ended December 31, 2003 of Drs. Strüngmann and Hampl and Messrs. Karp and Patterson. Dr. Hampl is the Company's President and Chief Executive Officer. Dr. Strüngmann is the Co-Chief Executive Officer and Co-President of Hexal AG. See "Certain Relationships and Related Transactions" for information regarding certain transactions between the Company and Dr. Strüngmann. None of these individuals serves as a member of the board of directors or on the compensation committee of any company that has another individual who is an executive officer serving on the Company's Board of Directors or its Compensation Committee.

Employment Agreements with CEO and Other Named Executive Officers

        As of February 11, 2002, the Company entered into an employment agreement with Bernhard Hampl, Ph.D. Dr. Hampl serves as the Company's President and Chief Executive Officer. Subject to earlier termination as described below, the employment term expires on February 11, 2005; provided, that unless the Company or Dr. Hampl gives written notice of nonrenewal not later than 90 days prior to the end of the term (or any extension of the term), the term will be automatically extended by one additional year. Dr. Hampl's agreement provides an annual base salary of $300,000 (to be increased at the discretion of the Board of Directors) and annual bonus opportunity at the discretion of the Board of Directors. Effective February 2004, Dr. Hampl's base salary was increased to $330,750.

        As of February 11, 2002, the Company entered into an employment agreement with William F. Holt. Mr. Holt serves as the Company's Vice President, Finance, Secretary, Treasurer and Chief Financial Officer. Subject to earlier termination, as described below, the employment term expires on February 11, 2005; provided, that unless the Company or Mr. Holt gives written notice of nonrenewal not later than 90 days prior to the end of the term (or any extension of the term), the term will be automatically extended by one additional year. Mr. Holt's agreement provides an annual base salary of $178,000 (to be increased at the discretion of the Board of Directors) and annual bonus opportunity at the discretion of the Board of Directors. In February 2004, Mr. Holt's base salary was increased to $211,996.

        Each of Dr. Hampl's and Mr. Holt's agreements contains the following additional provisions:

        Notwithstanding the employment term described above, Dr. Hampl's or Mr. Holt's employment will end on the earlier to occur of: (i) a termination of his employment due to his death or disability, (ii) a termination by the Company with or without cause and (iii) a termination by him with or without good reason.

        In the event that Dr. Hampl's or Mr. Holt's employment terminates for any reason, he will receive all accrued but unpaid compensation through the date of such termination.

        If, prior to a change in control, Dr. Hampl's or Mr. Holt's employment is terminated by the Company without cause (other than by reason of death or disability), or he voluntarily resigns with good reason, in addition to the amounts described in the preceding paragraph, (i) Dr. Hampl will continue to receive his base salary for a period of 18 months following the date of such termination and Mr. Holt will continue to receive his base salary for a period of 12 months following the date of such termination, (ii) he will receive a payment equal to the bonus paid (or payable if not yet paid) to him during the year prior to such termination multiplied by a fraction, the numerator of which equals the number of months of salary continuation, and the denominator of which equals 12, (iii) during the period of salary continuation, the Company will pay the cost of health coverage continuation as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, and (iv) all outstanding options then held by him will immediately vest as to the number of covered shares which would otherwise have vested during the period of salary continuation, assuming no termination of employment had occurred.

        If, following a change in control, Dr. Hampl's or Mr. Holt's employment is terminated by the Company without cause (other than by reason of death or disability), or he voluntarily resigns with good reason, in lieu of the payments described in the preceding paragraph, he will receive (i) a lump-sum cash payment equal to two times the sum of (x) his then-current base salary and (y) the bonus paid (or payable if not yet paid) to him during the year prior to such termination, (ii) a lump-sum payment equal to 24 times the monthly cost of health continuation coverage for himself and his dependents, as provided under COBRA and as determined on the date of termination, whether or not the executive elects such COBRA coverage, and (iii) all outstanding options then held by him shall immediately vest and be fully exercisable as of the date of such termination.

        In the event that any amount or benefit paid or distributed to Dr. Hampl or Mr. Holt pursuant to his employment agreement, taken together with any amounts or benefits otherwise paid or distributed to him are or become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may be imposed, the Company will pay to him such additional amount as is necessary (after taking into account all federal, state and local taxes, including any excise taxes payable as a result of the receipt of such additional amount) to place him in the same after-tax position as he would have been had no such excise tax been paid or incurred.

        Following any termination of Dr. Hampl's or Mr. Holt's employment, he will remain subject to certain restrictive covenants, including noncompetition, nonsolicitation and noninterference restrictions.

        As of February 11, 2002, the Company entered into employment agreements with Dr. Bauer and Ms. Ciganek. Dr. Bauer serves as the Company's Vice President, Business Development and Ms. Ciganek serves as the Company's Vice President, Regulatory Affairs. Subject to earlier termination as described below, the employment term expires on February 11, 2005. The agreements provide an annual base salary of $170,000 and $146,000 (to be increased at the discretion of the Board of Directors), respectively, and annual bonus opportunity in the discretion of the Company's Board of Directors. In February 2004, Dr. Bauer's and Ms. Ciganek's base salaries were increased to $187,252 and $188,017, respectively. Notwithstanding the employment term described above, each of Dr. Bauer's and Ms. Ciganek's employment will end on the earlier to occur of: (i) a termination of his or her employment due to his or her death or disability, (ii) a termination by the Company with or without cause and (iii) a voluntary resignation by him or her.

        In the event that each of Dr. Bauer's and Ms. Ciganek's employment terminates for any reason, such executive will receive all accrued but unpaid compensation through the date of such termination.

        If, prior to a change in control, each of Dr. Bauer's and Ms. Ciganek's employment is terminated by the Company without cause (other than by reason of death or disability), in addition to the amounts described in the preceding paragraph, (i) he or she will continue to receive his or her base salary for a period of 12 months following the date of such termination, (ii) he or she will receive a payment equal to the bonus paid (or payable if not yet paid) to him or her during the year prior to such termination multiplied by a fraction, the numerator of which equals the number of months of salary continuation, and the denominator of which equals 12, (iii) during the period of salary continuation, the Company will pay the cost of health coverage continuation as provided under COBRA and (iv) all outstanding options then held by him or her will immediately vest as to the number of covered shares which would otherwise have vested during the period of salary continuation, assuming no termination of employment had occurred.

        If, following a change in control, Dr. Bauer's or Ms. Ciganek's employment is terminated by the Company without cause (other than by reason of death or disability), in lieu of the payments described in the preceding paragraph, he or she will receive (i) a lump-sum cash payment equal to one or two times the sum of (x) his or her then-current base salary, respectively, and (y) the bonus paid (or payable if not yet paid) to him or her during the year prior to such termination, (ii) a lump-sum payment equal to 12 or 24 times the monthly cost of health continuation coverage for himself or herself and his or her dependents, respectively, as provided under COBRA and as determined on the date of termination, whether or not he or she elects such COBRA coverage, and (iii) all outstanding options then held by him or her shall immediately vest and be fully exercisable as of the date of such termination.

        Following any termination of Dr. Bauer's or Ms. Ciganek's employment, he or she will remain subject to certain restrictive covenants, including noncompetition, nonsolicitation and noninterference restrictions.

DIRECTORS AND OFFICERS

Biographical Information for Directors

        Please refer to the information contained under "Election of Directors."

Biographical Information for Non-Director Executive Officers and Other Members of Senior Management

        William F. Holt (age 60) has served as the Company's Vice President, Finance, Secretary, Treasurer and Chief Financial Officer since November 1995. Prior to joining the Company, Mr. Holt was Chief Financial Officer for Pavion Limited and Yorx International, Inc. and held a variety of financial positions with American Cyanamid Company. Earlier, he was an audit manager with Coopers & Lybrand. Mr. Holt received a B.S. degree from Seton Hall University.

        Frank J. Della Fera, R.Ph. (age 46) has served as the Company's Vice President, Sales and Marketing since October 1996. Prior to joining the Company, Mr. Della Fera held several positions in the field of sales and marketing, including the position of Senior Regional Sales Director for Dura Pharmaceuticals, Inc. from November 1990 to October 1996. Mr. Della Fera served in management and business development capacities for Ben Venue Laboratories, Inc. and American Regent Laboratories Inc. He began his career with Eli Lilly and Company as a field sales representative and was promoted to Hospital Sales Specialist during his tenure. Mr. Della Fera received a B.S. degree in Pharmacy from the College of Pharmacy, St. John's University.

        Sadie M. Ciganek (age 53) has served as the Company's Vice President, Regulatory Affairs since August 1995. From May 1993 to August 1995, Ms. Ciganek served as the Company's Director, Quality Assurance. Prior to joining the Company, Ms. Ciganek held positions with American Cyanamid Company in the area of clinical supplies, including Manager, Global Clinical Supplies, from August 1982 to May 1993. Ms. Ciganek received a B.S. degree in chemistry from Slippery Rock University.

        Pranab K. Bhattacharyya, Ph.D. (age 65) has served as the Company's Vice President, Quality Management and Analytical Services since August 1996. From September 1995 to August 1996, Dr. Bhattacharyya served as the Company's Vice President, Quality Management. Dr. Bhattacharyya has over 25 years of experience in the pharmaceutical industry in quality control, compliance and regulatory submissions. Prior to joining the Company, Dr. Bhattacharyya was employed with Hoffmann-LaRoche Inc. for twenty years where he served in several managerial positions in pharmaceutical research and quality control. Dr. Bhattacharyya received a B.S. and M.S. degree in Physics from Calcutta University, India and a Ph.D. in Physical Chemistry from Columbia University.

        David H. Gransee (age 52) has served as the Company's Controller and Assistant Secretary since its inception in 1992. Prior to joining the Company, Mr. Gransee had over 15 years of financial experience, including positions with Arthur Andersen & Co. as a Staff Auditor and with IC Industries. At IC Industries, Mr. Gransee held positions in the Corporate Audit Department, as well as management positions with its multi-national subsidiary Abex Corporation. Mr. Gransee received a B.S. degree in accounting from DePaul University.

        William B. Eversgerd (age 62) has served as one of the Company's Vice Presidents since its inception in 1992 and has served as the Company's Vice President, Plant Facilities since December 1995. Prior to joining the Company, Mr. Eversgerd had over 20 years experience in various areas in the pharmaceutical industry. Mr. Eversgerd received a B.S. degree from Southern Illinois University.

        Jeffrey S. Bauer, Ph.D. (age 42) has served as the Company's Vice President, Business Development since December 2001. Dr. Bauer served as Director, R&D/Strategic Development for IVAX

Pharmaceuticals, Inc. from January 2001 to December 2001. From November 1998 to January 2001, he was Director, Technical Affairs for Zenith Goldline Pharmaceuticals, Inc. (a wholly owned subsidiary of IVAX Corporation). Dr. Bauer was Vice President, Active Pharmaceutical Ingredients for IVAX Corporation from 1997 to November 1998. Dr. Bauer held positions with Applied Analytical Industries, Inc. from January 1994 to December 1997, including most recently the position of Technical Director, New Business Development. Dr. Bauer received a B.S. degree in Biology from Tufts University, a M.S. degree in Forensic Toxicology from Duquesne University and a Ph.D. in Pharmacology from the University of North Carolina at Chapel Hill.

        Leon Shargel, Ph.D., R.Ph. (age 62) has served as the Company's Vice President, Biopharmaceutics since April 2001. Dr. Shargel has been an Adjunct Associate Professor in the Department of Pharmaceutical Sciences at the University of Maryland since July 1995. Prior to joining the Company, Dr. Shargel was Vice President and Technical Director with the National Association of Pharmaceutical Manufacturers from November 1997 to April 2001. From April 1996 to November 1997, Dr. Shargel was Senior Research Pharmacist at Johns Hopkins Bayview Medical Center. Dr. Shargel has written over 100 publications including several textbooks in pharmacy. Dr. Shargel received a B.S. in Pharmacy from the University of Maryland and a Ph.D. degree in Pharmacology from the George Washington University Medical Center.

        Nitin V. Sheth, Ph.D. (age 48) has served as the Company's Vice President, Research and Development since April 2002. Dr. Sheth served as Director, Product Development for Ivax Pharmaceuticals, Inc. from March 1998 to April 2002 where he was responsible for developing generic products. From September 1993 to March 1998, he was Manager, Product Development for Zenith Labs, later named Zenith Goldline Pharmaceuticals, Inc. (a wholly owned subsidiary of IVAX Corporation). Dr. Sheth held positions with American Cyanamid Company in its Formulations Research Division from June 1986 to August 1993, including Group Leader of Formulation Development, where he was responsible for research and development activities on new as well as marketed products. Dr. Sheth received a B.S. degree in Pharmacy from the University of Bombay and M.S. degree in Pharmaceutics from Gujarat University in India. Dr. Sheth received his Ph.D. in Pharmaceutics from the University of Pacific, California.

        Rathnam Kumar (age 53) has served as the Company's Vice President, Manufacturing since August 2002. Mr. Kumar served as the Company's Director of Manufacturing and Validations from September 2000 to August 2002, as the Company's Director of Formulations and Process Development from August 1996 to March 1999 and as the Company's Manager of New Technologies from April 1995 to August 1996. From April 1999 to September 2000, he was Vice President of Research and Development with Able Laboratories, Inc. Mr. Kumar received a B.S. degree in Chemistry from the University of Bombay in India.

PERFORMANCE MEASUREMENT COMPARISON

        The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return on the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks Index commencing on May 23, 2002 (the first day the Common Stock began trading on The Nasdaq National Market) through December 31, 2003. The price of Common Stock used in the graph for May 23, 2002 was $15.05, the last sale price on May 23, 2002. The graph assumes a $100 investment on May 23, 2002 in each of the Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks Index and the reinvestment of all dividends.

        The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG EON LABS, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ
STOCK MARKET (U.S.) AND THE NASDAQ PHARMACEUTICAL STOCKS INDEX

        *$100 invested on May 23, 2002 in stock or in index, including reinvestment of dividends.

	Cumulative Total Return
	5/23/02	6/02(1)	9/02(1)	12/02(1)	3/03(1)	6/03(1)	9/03(1)	12/03(1)
Eon Labs, Inc.	100.00	118.21	143.39	125.65	177.41	233.49	254.75	338.54
NASDAQ Stock Market (U.S.)	100.00	86.34	69.28	79.04	79.63	96.01	105.71	118.35
NASDAQ Pharmaceutical Stocks Index	100.00	81.38	75.00	82.89	89.74	112.56	118.86	121.51

(1)
Return as of the last business day of the month.

Certain Relationships and Related Transactions

        Prior to the reorganizational mergers described below, Santo owned 100% of the outstanding capital stock of Hexal Pharmaceuticals, Inc. ("HPI"), a Delaware corporation. Santo is under common control with Hexal AG, the second largest generic pharmaceutical company in Germany. The Company is a party to joint development and technology agreements with Hexal AG. In September 1995, HPI acquired 50% of the Company's outstanding capital stock. In December 2000, HPI indirectly acquired the remaining 50% of the Company's outstanding capital stock through its acquisition of 100% of the outstanding capital stock of Eon Holdings, Inc. ("EHI"). On May 21, 2002, the Company was combined with HPI and EHI into a single entity through a series of reorganizational mergers. As a result, Santo owns a majority of the Company's outstanding common stock.

        Thomas Strüngmann, the Chairman of the Company's Board of Directors and the Co-Chief Executive Officer and Co-President of Hexal AG, is an indirect significant stockholder and director of Santo, a privately held entity that owns 30,000,000 shares of Common Stock, representing approximately 67.6% of the Company's outstanding capital stock. Dr. Strüngmann is an indirect significant stockholder and member of the board of directors of Hexal AG, a privately held entity, which owns 68,561 shares of Common Stock, representing ownership of approximately 0.15% of the Company's outstanding capital stock. Therefore, Dr. Strüngmann may be deemed to be the beneficial owner of 30,068,561 shares Common Stock, representing ownership of approximately 67.7% of the Company's outstanding capital stock. Dr. Strüngmann disclaims beneficial ownership of these shares.

Transactions between Eon Labs, Inc. and Hexal AG

        In 2003, the Company had net sales of $0.9 million of products to subsidiaries of Hexal AG. The Company purchased products and supplies from Hexal AG and its subsidiaries in the aggregate of $1.0 million in 2003.

        The Company has an agreement with Hexal AG regarding Cyclosporine. Pursuant to that agreement, the Company has been granted an exclusive and perpetual license to use patented technology from Hexal AG and pay Hexal AG a royalty on its sales of Cyclosporine, which was developed using that licensed technology. Pursuant to that agreement's royalty arrangement, the Company expensed $3.2 million in 2003.

        In March 2003, the Company memorialized its agreement with Hexal AG regarding the sale of Cyclosporine products to a third party. Pursuant to that agreement the Company has been granted an exclusive license to use patented technology from Hexal AG to sell Cyclosporine to the third party outside of the United States, which was developed using that licensed technology. The Company makes royalty payments to Hexal AG on such sales as described above. The Company also sells the active pharmaceutical ingredient cyclosporine to the third party and retains an administrative fee from such sales, forwarding the remainder to Hexal AG. Pursuant to this agreement, the Company was obligated to forward $2.7 million to Hexal AG in connection with such sales made in 2003.

        In March 2002, the Company entered into a five-year technology agreement with Hexal AG. Pursuant to that agreement, Hexal AG cooperates with the Company with respect to the development, manufacture and sale in the United States of, and the sharing of certain information relating to, certain generic pharmaceutical products that Hexal AG develops. At the Company's request, it has the right of first refusal to purchase or license from Hexal AG, at a fair and reasonable price, the U.S. sales and marketing rights with respect to any generic pharmaceutical products that Hexal AG develops. The Company has entered into several underlying product agreements for the rights to several products. The Company expensed $1.3 million in 2003 as provided in the underlying agreements.

        During 2003, Hexal AG incurred certain miscellaneous expenses on behalf of the Company totaling $0.1 million. The Company reimbursed Hexal AG accordingly.

        It is the Company's current policy that all transactions or series of transactions with officers, directors, 5% stockholders and their affiliates in which the amount exceeds $60,000 be entered into only if they are approved by the Audit Committee, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that any such reports were timely filed or that no such reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater-than-ten-percent beneficial owners were satisfied.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2005 Annual Meeting is December     , 2004. Stockholders who wish to submit a proposal not intended to be included in the Company's proxy statement and form of proxy but to be presented at the 2005 Annual Meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Bylaws to provide notice of such proposal or nomination to the Secretary of the Company at the Company's principal executive office. This notice must be delivered to the Company no later than February 27, 2005, but no earlier than January 28, 2005. This notice must contain the information required by the Bylaws.

Annual Report

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Christopher P. LoSardo, Director of Communications, 227-15 North Conduit Avenue, Laurelton, New York 11413, from the Company's web site, www.eonlabs.com, or from the Commission's web site, www.sec.gov.

Other Matters

        The Board of Directors knows of no other matters that will be presented for consideration at the 2004 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

William F. Holt
April , 2004	Secretary

Appendix A

EON LABS, INC.
AUDIT COMMITTEE CHARTER

February 24, 2004

        The charter of the Audit Committee is established as follows.

1.     Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Eon Labs, Inc. (the "Company") is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee's primary focus will be (1) to assist the Board in fulfilling its responsibilities to: (a) monitor the integrity of the financial statements of the Company and its subsidiaries; (b) oversee the Company's accounting and financial reporting principles and policies and internal controls and procedures; (c) monitor the compliance by the Company and its subsidiaries with legal and regulatory requirements; (d) select the Company's outside auditors and evaluate the outside auditor's qualifications and independence; and (e) oversee the performance of the Company's outside auditors, and (2) to prepare the audit committee report and internal control report that the Securities and Exchange Commission ("SEC") rules require be included in the Company's annual proxy statement.

2.     Authority

        The Committee has authority to conduct or authorize investigations into any matters within its scope of its responsibility. That authority includes but is not limited to:

  (a)
  retaining, at the expense of the Company, outside legal, accounting and financial consultants or other advisors to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

  (b)
  seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee's requests; and

  (c)
  meeting with the Company's internal auditors, officers, outside auditors and outside counsel, as necessary.

3.     Membership

        The Committee shall be appointed by the Board and shall consist of three (3) or more directors, as determined by the Board from time to time. The members of the Committee shall meet the independence and expertise requirements of (1) Nasdaq, specifically the requirements for independence under Rule 4200, (2) any other exchange on which the Company's securities are traded, (3) Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended and (4) the rules and regulations of the SEC. Each Committee member shall serve until a successor is duly elected by the Board and qualified or until the member's resignation or removal from the Board or the Committee.

        Committee members shall not be affiliated with the Company or receive any fees paid directly or indirectly for services as a consultant or financial or other advisor regardless of amount. This includes payments to any entity of which a Committee member is an executive officer, partner, member, principal or officer such as a managing director occupying a comparable position. Additionally, a director will be considered an affiliated person if he or she owns or controls, directly or indirectly, 20% or more of the Company's voting stock, or any lower threshold that the SEC may establish. A

Committee member shall not be considered independent if that member participated in the preparation of the Company's financial statements within the last three years.

        Under exceptional and limited circumstances, one director who is not considered independent under Nasdaq Rule 4200, but meets the independence requirements of the Sarbanes-Oxley Act, may serve on the Committee, provided that the Board determines it to be in the best interests of the Company and its shareholders, and the Board discloses the reasons for that determination in the Company's next annual proxy statement.

        The Board recognizes that director independence is an issue that is actively being reviewed by multiple constituencies, and may amend its criteria for determining what constitutes an "independent director" to reflect changing standards.

        All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time they join the Committee, and each member shall have a working knowledge of skills and competencies that the Board will need for the Company to be successful in the future. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

        At least one member of the Committee must meet the "audit committee financial expert" requirements of the SEC. An "audit committee financial expert" is a person who has the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in those activities; (4) an understanding of internal control over financial reporting; and (5) an understanding of audit committee functions. That person must have acquired those attributes through one of more of the following: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

4.     Meetings

        The Committee shall hold regular meetings as may be necessary or advisable, but no less frequently than quarterly, and hold special meetings as may be called by the Committee's Chairman or upon the initiation at any one of the Committee members. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

        The Chairman of the Committee should consult with Company management in the process of establishing agendas for Committee meetings.

        The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee at that meeting. A copy of the minutes of each meeting shall be placed in the Company's minute book.

5.     Duties and Responsibilities

        The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

        (a)   Appoint, review and approve the fees charged by, retain and oversee the Company's outside auditors;

        (b)   Pre-approve any audit services (which may include comfort letters provided in connection with securities underwritings) or non-audit services performed by the Company's outside auditors. The Committee may delegate the duty to pre-approve any of those services to any member of the Committee provided that the decisions of that member to grant pre-approvals shall be presented to the full Committee for ratification;

        (c)   Pre-approve appropriate funding for payment of compensation (a) to the Company's outside auditors for the purpose of rendering audit and non-audit services, (b) to any advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may delegate the duty to pre-approve any such payment to any member of the Committee provided that the decisions of that member to grant pre-approvals shall be presented to the full Committee for ratification;

        (d)   Review and approve each transaction, or series of similar transactions, involving an amount exceeding $60,000 to which the Company is a party and in which any one of the following persons has a direct or indirect material interest: (i) a director or executive officer of the Company, (ii) a nominee for election as director of the Company, (iii) a security holder known to beneficially own more than 5% of the voting shares of the Company or (iv) any member of the immediate family of any of the foregoing persons (each a "related party transaction");

        (e)   Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company's five previous fiscal years;

        (f)    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

        (g)   Review the Company's annual audited financial statements and quarterly unaudited financial statements with the Company's management and outside auditors;

        (h)   Review any major changes to the Company's auditing and accounting principles and practices as suggested by the Company's management or outside auditors;

        (i)    Review, at least annually, a report by the Company's outside auditors describing:

    (i)
    the auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any of those issues; and

    (iii)
    all relationships between the outside auditor and the Company (to assess the auditor's independence);

        (j)    Review and receive periodic reports from the Company's outside auditors regarding the auditor's qualifications, performance, independence and their registration with the SEC, including ensuring that the outside auditors prepare and deliver annually to the Company a formal written statement delineating all relationships between the outside auditors and the Company, addressing at least the matters set forth in Independence Standards Board No. 1; actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take appropriate action to insure the independence of the auditors and continued registration with the SEC;

        (k)   Review with the Company's management legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

        (l)    Review with the Company's outside auditors any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter, including:

    (i)
    any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required personnel or information;

    (ii)
    any changes required in the planned scope of the external audit;

    (iii)
    any disagreements with management; and

    (iv)
    any material written communications between the outside auditors and the Company's management, such as any management letter or schedule of unadjusted differences;

        (m)  Review and discuss at least annually with the Company's management and outside auditors:

    (i)
    corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts, ratings agencies and similar entities;

    (ii)
    analyses prepared by the Company's management and/or outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting methods on financial statements; and

    (iii)
    the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company's financial statements;

        (n)   Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of control deficiencies;

        (o)   Review the following with the Company's outside auditors:

    (i)
    discuss changes in critical accounting policies and adoption of new accounting policies with the Committee; and

    (ii)
    discuss all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of those alternative disclosures and treatments and the treatment preferred by the outside auditors;

        (p)   Review any accounting adjustments that were proposed by the Company's outside auditors but were "passed" (as immaterial or otherwise) and any material communications between the audit team and the outside auditors' national office respecting auditing or accounting issues presented by the engagement;

        (q)   Review any failures of the Company's financial reporting controls;

        (r)   Meet periodically with the Company's management and outside auditors (to the extent the outside auditors are aware of relevant information) to review the Company's policies with respect to major risk exposures and the steps management has taken to monitor and control those exposures;

        (s)   Meet periodically with the Company's management and outside auditors in separate sessions to encourage entirely frank discussions with the Committee, including without limitation discussions regarding the Company's financial reporting control procedures, the quality of the Company's financial reporting and the adequacy and competency of the Company's financial management;

        (t)    Resolve disagreements between auditors and management;

        (u)   Meet and discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company's quarterly financial statements;

        (v)   Establish procedures for:

    (i)
    the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

    (ii)
    the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        (w)  Obtain assurance from the Company's outside auditor that it has notified the Committee of any failure of which the outside auditor is aware of the Company to comply with applicable legal requirements of which the outside auditor is aware;

        (x)   Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

        (y)   Set clear hiring policies for employees or former employees of the outside auditors so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and Nasdaq;

        (z)   Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

6.     Limitation of Committee's Role

        While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to (i) plan or conduct audits or determine that the Company's financial statements and disclosures are prepared in accordance with generally accepted accounting principles, which are the responsibilities of the outside auditors, or (ii) determine that the Company's financial statements and disclosures are complete and accurate and comply with applicable legal, accounting, and other requirements, which is the responsibility of Company's management.

7.     Charter Amendment

        Any member of the Committee may submit to the Board proposed amendments to the Committee Charter. The Board shall circulate any proposed Charter amendment(s) to members of the Committee promptly upon receipt. By a majority vote, the Board may approve the amendments to this Charter.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EON LABS, INC.

The undersigned hereby appoints Bernhard Hampl, Ph.D. and William F. Holt, and each of them separately, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Eon Labs, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Eon Labs, Inc., to be held on May 28, 2004, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
EON LABS, INC.
May 28, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors:

☐	FOR NOMINEE	NOMINEE: ( ) Thomas Strüngmann, Ph.D.
☐	WITHHOLD AUTHORITY FOR NOMINEE
		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of Common Stock from 70,000,000 shares to 100,000,000 shares.	☐	☐	☐
3.	To ratify the reappointment of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
4.	To vote, as the proxy holders in their discretion may determine, upon such other business as may be properly brought before the meeting or any adjournment thereof.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2

QuickLinks

EON LABS, INC. 227-15 North Conduit Avenue Laurelton, New York 11413 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 28, 2004 INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEE LISTED ABOVE.
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS
Number of Shares Beneficially Owned on April 1, 2004
EXECUTIVE COMPENSATION
Year End Option Values
DIRECTORS AND OFFICERS
PERFORMANCE MEASUREMENT COMPARISON
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG EON LABS, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ PHARMACEUTICAL STOCKS INDEX
EON LABS, INC. AUDIT COMMITTEE CHARTER February 24, 2004
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EON LABS, INC.
(Continued and to be signed on the reverse side)
ANNUAL MEETING OF STOCKHOLDERS OF EON LABS, INC. May 28, 2004